UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2008

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

International Textile Group, Inc. (the “Company”) has received notification from the Financial Industry Regulatory Authority (“FINRA”) that FINRA has determined that, pursuant to National Association of Securities Dealers Rule 6530(e) (“NASD Rule 6530(e)”), the Company’s securities have become ineligible for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) for a period of one year. NASD Rule 6530(e) prohibits an issuer from being late in filing its required reports with the Securities and Exchange Commission three times during a 24-month period.

The Company believes that its annual report on Form 10-K for the year ended December 31, 2007, which constituted the third such late filing in 24 months, would have been filed in a timely manner but for various computer system difficulties that were beyond the control of the Company and that caused a delay in the transmission of such filing until two minutes after the applicable filing deadline. The Company has requested a hearing to appeal the OTCBB staff’s determination, which hearing request has stayed the removal of the quotation of the Company’s securities from the OTCBB pending a decision from the hearing panel. Such hearing has been scheduled for May 6, 2008.

Notwithstanding the results of such hearing, the Company remains subject to the periodic, and other, filing requirements of the Securities Exchange Act of 1934.

In the event of a determination at such hearing adverse to the Company, the Company expects that its common stock would become quoted on the Pink Sheets in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President and General Counsel

Date: May 2, 2008